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Exhibit 4.7

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF May 23, 2008

to

INDENTURE

dated as of June 15, 2007

among

MOLSON COORS BREWING COMPANY,

as Issuer

THE GUARANTORS NAMED THEREIN,

as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

        FOURTH SUPPLEMENTAL INDENTURE, dated as of May 23, 2008 (this "Fourth Supplemental Indenture"), to the Indenture dated as of June 15, 2007, as supplemented by the First Supplemental Indenture thereto dated as of June 15, 2007, the Second Supplemental Indenture thereto dated as of January 31, 2008, and the Third Supplemental Indenture thereto dated as of February 1, 2008 (the "Original Indenture" and, together with this Fourth Supplemental Indenture, the "Indenture"), among Molson Coors Brewing Company, a Delaware corporation (the "Company"), Coors Brewing Company, a Colorado corporation, Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, Coors Distributing Company, a Colorado corporation, Coors International Market Development, L.L.L.P., a Colorado limited liability limited partnership, Coors Global Properties, Inc., a Colorado corporation, Molson Coors International LP, a Delaware limited partnership, CBC Holdco, Inc., a Colorado corporation, MCBC International Holdco, Inc., a Colorado corporation, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company (collectively, the "Guarantors"), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the "Trustee").

        WHEREAS, the Company, the Guarantors and the Trustee are authorized to enter into this Fourth Supplemental Indenture pursuant to Section 9.01 of the Original Indenture;

        WHEREAS, Coors International Market Development, LLLP ("CIMD"), a Guarantor, has transferred substantially all of its assets to Coors Global Properties, Inc. ("CGP"), a Guarantor (the "Asset Transfer");

        WHEREAS, on May 26, 2008, CGP will merge (the "Merger", together with the Asset Transfer, the "Consolidations") with and into Coors Brewing Company ("CBC"), a Guarantor, with CBC being the surviving Person; and

        WHEREAS, Section 5.01(b) of the Indenture requires that when a Guarantor merges with or into, or transfers all or substantially all of its assets to, another Person, the surviving Person shall expressly assume all the obligations of such Guarantor, if any, under its Guaranty.

        NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

        That the parties hereto hereby agree as follows:

        Section 1    Defined Terms; Rules of Interpretation.    Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture. The rules of interpretation set forth in the Indenture shall be applied hereto as if set forth in full herein.

        Section 2    Assumption of Obligations.    CGP hereby expressly assumes all the obligations of CIMD under its Subsidiary Guaranty, and CBC hereby expressly assumes, as of May 26, 2008, all of the obligations of CGP under its Subsidiary Guaranty.

        Section 3    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Securities heretofore or hereafter authenticated and delivered pursuant thereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Fourth Supplemental Indenture, in which case the terms of this Fourth Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Fourth Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture were contained in one instrument.

        Section 4    Counterparts.    This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 5    Governing Law.    This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        Section 6    Concerning the Trustee.    In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections, and immunities which the Trustee possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

        IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Vice President and Treasurer
GUARANTORS:
MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President and Chief Executive Officer

COORS BREWING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer and Chief Corp. Finance Officer
COORS DISTRIBUTING COMPANY
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	Treasurer
CBC HOLDCO, INC.
By:	/s/ MICHAEL J. GANNON
Name:	Michael J. Gannon
Title:	President
MOLSON COORS INTERNATIONAL LP
By:	MOLSON COORS INTERNATIONAL GENERAL, ULC Its General Partner
	By:	/s/ SAMUEL D. WALKER
	Name:	Samuel D. Walker
	Title:	Vice President
MOLSON COORS INTERNATIONAL GENERAL, ULC
By:	/s/ SAMUEL D. WALKER
Name:	Samuel D. Walker
Title:	Vice President
COORS INTERNATIONAL HOLDCO, ULC
By:	/s/ E. JAY WELLS
Name:	E. Jay Wells
Title:	Vice President, Taxation
MOLSON COORS CALLCO ULC
By:	/s/ E. JAY WELLS
Name:	E. Jay Wells
Title:	Vice President, Taxation

COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	COORS GLOBAL PROPERTIES, INC., Its General Partner
	By:	/s/ PATTI ZENK BEACOM
		Name:	Patti Zenk Beacom
		Title:	President
COORS GLOBAL PROPERTIES, INC.
By:	/s/ PATTI ZENK BEACOM
Name:	Patti Zenk Beacom
Title:	President
DEUTSCHE BANK TRUST COMPANY AMERICAS by DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee
By:	/s/ IRINA GOLOVASHCHUK
Name:	Irina Golovashchuk
Title:	Assistant Vice President
By:	/s/ DAVID CONTINO
Name:	David Contino
Title:	Vice President

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  Exhibit 4.7
FOURTH SUPPLEMENTAL INDENTURE